Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

The Partners
Lepercq Corporate Income Fund II L.P.:

We consent to the use of our report, with respect to the consolidated financial statements and the related financial statement schedule of Lepercq Corporate Income Fund II L.P. and subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

(signed) KPMG LLP

New York, New York
November 12, 2013